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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

                                                               STATE OR OTHER
                                                                JURISDICTION
NAME                                                          OF INCORPORATION
----                                                          ----------------
Croghan & Associates, Inc. .................................      Colorado
Margolis Enterprises, Inc. .................................     California
Creative Business Solutions, Inc. ..........................       Texas